Exhibit 99.1

FOR IMMEDIATE RELEASE

RadNet Reports Fourth Quarter and Record Full Year 2014 Results and Releases 2015 Financial Guidance

•	For the fourth quarter, RadNet reports Total Net Revenue (“Revenue”) of $185.6 million and Adjusted EBITDA(1)of $32.0 million, increases of 4.0% and 0.5%, respectively, over the prior year’s fourth quarter

•	Net Income Attributable to RadNet, Inc. Common Stockholders (“Net Income”) for the fourth quarter was $4.2 million, or $0.10 per diluted share, compared to Net Income of $1.2 million, or $0.03 per share in the fourth quarter of 2013

•	For the third consecutive quarter, same center procedural volumes increased

•	For full year 2014, RadNet reports Revenue of $717.6 million and Adjusted EBITDA(1)of $126.5 million; Revenue increased 2.1% and Adjusted EBITDA(1) increased 12.1% from 2013

•	Excluding the Loss on Early Extinguishment of Senior Notes from our refinancing transaction, Income Before Income Taxes increased to $19.6 million for full-year 2014 from $5.9 million in 2013

•	Annual results exceeded the original 2014 guidance ranges for Revenue and Adjusted EBITDA(1); Revenue exceeded the final revised 2014 guidance range and Adjusted EBITDA(1) was within the final revised guidance range

•	RadNet announces 2015 guidance ranges, anticipating increases in Revenue and Adjusted EBTDA(1) despite the previously announced Medicare reimbursement cuts

LOS ANGELES, California, March 16, 2015 – RadNet, Inc. (NASDAQ: RDNT), a national leader in providing high-quality, cost-effective, fixed-site outpatient diagnostic imaging services through a network of 259 owned and/or operated outpatient imaging centers, today reported financial results for its fourth quarter and full year ended December 31, 2014.

1

Financial Results

Fourth Quarter Report:

For the fourth quarter of 2014, RadNet reported Revenue of $185.6 million, Adjusted EBITDA(1) of $32.0 million and Net Income of $4.2 million. Revenue increased $7.2 million (or 4.0%), Adjusted EBITDA(1) increased $150,000 (or 0.5%) and Net Income increased $3.0 million (or 238.3%) over the fourth quarter of 2013.

Net Income for the fourth quarter was $0.10 per diluted share, compared to a Net Income of $0.03 per diluted share in the fourth quarter of 2013. These per share values are based upon a weighted average number of diluted shares outstanding of 44.2 million in the fourth quarter of 2014 and 39.6 million of diluted shares outstanding in the fourth quarter of 2013.

Affecting Net Income in the fourth quarter of 2014 were certain non-cash expenses and non-recurring items including: $431,000 of non-cash employee stock compensation expense resulting from the vesting of certain options and restricted stock; $265,000 of severance paid in connection with headcount reductions related to cost savings initiatives; $468,000 gain on the disposal of certain capital equipment; and $1.3 million of amortization of deferred financing fees and discount on issuance of debt related to our existing credit facilities.

For the fourth quarter of 2014, as compared with the prior year’s fourth quarter, MRI volume increased 9.4%, CT volume increased 16.3% and PET/CT volume increased 3.9%. Overall volume, taking into account routine imaging exams, inclusive of x-ray, ultrasound, mammography and other exams, increased 10.5% over the prior year’s fourth quarter. On a same-center basis, including only those centers which were part of RadNet for both the fourth quarters of 2014 and 2013, MRI volume increased 7.1%, CT volume increased 14.1% and PET/CT volume increased 3.8%. Overall same-center volume, taking into account routine imaging exams, inclusive of x-ray, ultrasound, mammography and other exams, increased 7.3% over the prior year’s same quarter.

Dr. Howard Berger, President and Chief Executive Officer of RadNet, commented “We are very pleased with our fourth quarter performance. We had a very strong fourth quarter last year. And despite facing significant reimbursement cuts in 2014, we were able to exceed the Revenue and EBITDA performance of 2013’s fourth quarter. This year’s fourth quarter was a continuation of improved procedural volume performance and aggressive cost containment that we experienced throughout the year. Like last year’s fourth quarter, we benefited from increased procedures from patients in large-deductive health plans who sought to utilize medical services prior to these deductibles resetting in 2015. Also, we experienced improved patient volumes from additional enrollees in health exchanges under the Healthcare Reform Act.”

Annual Report:

For full year 2014, the Company reported Revenue of $717.6 million, Adjusted EBITDA(1) of $126.5 million and Net Income of $1.4 million. Revenue increased $14.6 million (or 2.1%) and Adjusted EBITDA(1) increased $13.7 million (or 12.1%). Income Before Income Taxes (excluding the Loss on Early Extinguishment of Senior Notes related to our refinancing transaction completed in March 2014) was $19.6 million compared to $5.9 million in 2013. This was an increase of $13.7 million (or 233%). Net Income for 2014 (unadjusted for the $15.9 million Loss on Early Extinguishment of Senior Notes) was $0.03 per diluted share, compared to Net Income of $0.05 per diluted share in 2013 (based upon a weighted average number of diluted shares outstanding of 43.1 million and 39.8 million in 2014 and 2013, respectively).

Affecting Net Income in 2014 were certain non-cash expenses and non-recurring items including: $2.5 million of non-cash employee stock compensation expense resulting from the vesting of certain options and restricted stock; $1.2 million of severance paid in connection with headcount reductions related to cost savings initiatives; $1.1 million loss on the disposal of certain capital equipment; and $5.7 million of amortization and write off of deferred financing fees and discount on issuance of debt related to our existing credit facilities and refinancing transaction.

For the year ended December 31, 2014, as compared to 2013, MRI volume increased 4.8%, CT volume increased 8.5% and PET/CT volume increased 0.4%. Overall volume, taking into account routine imaging exams, inclusive of x-ray, ultrasound, mammography and other exams, increased 6.4% for the twelve months of 2014 over 2013.

Dr. Berger commented, “I’m very proud of RadNet’s accomplishments in 2014. We faced approximately $22 million of Medicare reimbursement cuts throughout 2014. Our record Revenue and EBITDA were the result of a variety of factors including: (i) executing on a $30 million cost savings program commenced at the beginning of the year; (ii) increased revenue from signing several new capitation contracts during the year; (iii) larger patient volumes from state and privately run healthcare exchanges as a result of the Affordable Care act; and (iv) market share gains within a number of our regional operating subsidiaries.”

2

Dr. Berger added, “2014 was particularly noteworthy for us in that it marked the first time we had any material expansion outside of the United States. We recently announced significant contracts awarded to RadNet to provide national cancer screening services in Qatar and to provide a suite of information technology solutions to the largest private medical center company in Israel. In conjunction with winning these contracts and increasing RadNet’s corporate marketing presence in November 2014 at the principal radiology industry convention, we expensed investments in 2014 of over $1 million in advance of recognizing the associated revenue from these initiatives in 2015 and beyond.”

Actual 2014 Results vs. 2014 Guidance:

The following compares the Company’s actual 2014 performance with previously announced revised guidance levels.

	Original Guidance Range	Final Revised Guidance Range	Actual Results
Guidance Revenue (a)	$700 million - $730 million	$730 million - $745 million	$747.4 million
Adjusted EBITDA(1)	$110 million - $120 million	$123 million - $128 million	$126.5 million
Capital Expenditures (b)	$38 million - $42 million	$50 million - $52 million	$53.2 million
Cash Interest Expense	$30 million - $40 million	$40 million - $42 million	$41.6 million
Free Cash Flow Generation (c)	$30 million - $40 million	$30 million - $36 million	$31.7 million
(a)	Service Fee Revenue, net of contractual allowances plus Revenue under capitation arrangements.
(b)	Net of proceeds from the sale of equipment, imaging centers and joint venture interests.
(c)	Defined by the Company as Adjusted EBITDA(1) less total capital expenditures and cash paid for interest.

Dr. Berger commented, “I am pleased that we met or exceeded our 2014 financial and operating guidance in virtually all categories. This was the result of great efforts by my management team in an industry that remains challenged with reimbursement and utilization pressures. It is clear to me that our scale and breadth of capabilities continues to distinguish RadNet as the leader in fixed site imaging. The strength of our 2014 operating results gives me confidence as we move into 2015.”

2015 Fiscal Year Guidance

For its 2015 fiscal year, RadNet announces its guidance ranges as follows:

Revenue (a)	$745 million - $765 million
Adjusted EBITDA(1)	$123 million - $133 million
Capital Expenditures (b)	$40 million - $45 million
Cash Interest Expense	$34 million - $38 million
Free Cash Flow Generation (c)	$40 million - $50 million

(a)	Service Fee Revenue, net of contractual allowances plus Revenue under capitation arrangements.
(b)	Net of proceeds from the sale of equipment, imaging centers and joint venture interests.
(c)	Defined by the Company as Adjusted EBITDA(1) less total capital expenditures and cash paid for interest.

“As reflected in our guidance, we are optimistic about 2015. Despite pricing cuts to Medicare, which we announced last November of approximately $6 million, we are anticipating increased Revenue, EBITDA and Free Cash Flow for 2015. We have significant growth drivers in our plan, including benefiting from capitation contracts we signed in late 2014, revenue from our recently announced breast disease management program in the nation of Qatar and continuing confidence about our ability to drive same-center procedural volumes. Our refinancing transaction in March of last year will result in lower cash interest expense for 2015 and our Capital Expenditures will be lower in 2015 than in 2014 (as 2014 included approximately $12 million of one-time spending related to the purchase of equipment we were previously renting). The combination of the lower cash interest expense and capital expenditures will increase our Free Cash Flow in 2015.” added Dr. Berger.

Dr. Berger continued, “Our guidance also incorporates what we are projecting to be a soft first quarter in 2015 due to the severe winter weather conditions that have existed in the northeastern and mid-Atlantic parts of the United States throughout January, February and into March of this year.”

3

Conference Call for Today

Dr. Howard Berger, President and Chief Executive Officer, and Mark Stolper, Executive Vice President and Chief Financial Officer, will host a conference call today, at 10:30 a.m. Eastern Standard Time. During the call, management will discuss the Company's 2014 fourth quarter and year-end results.

Conference Call Details:

Date: Monday, March 16, 2015

Time: 10:30 a.m. EST

Dial In-Number: 888-481-2844

International Dial-In Number: 719-325-2495

There will also be simultaneous and archived webcasts available at http://public.viavid.com/index.php?id=113466 or http://www.radnet.com under the “Investors” menu section and “News Releases” sub-menu of the website. An archived replay of the call will also be available and can be accessed by dialing 877-870-5176 from the U.S., or 858-384-5517 for international callers, and using the passcode 5811295.

Regulation G: GAAP and Non-GAAP Financial Information

This release contains certain financial information not reported in accordance with GAAP. The Company uses both GAAP and non-GAAP metrics to measure its financial results. The Company believes that, in addition to GAAP metrics, these non-GAAP metrics assist the Company in measuring its cash-based performance. The Company believes this information is useful to investors and other interested parties because it removes unusual and nonrecurring charges that occur in the affected period and provides a basis for measuring the Company's financial condition against other quarters. Such information should not be considered as a substitute for any measures calculated in accordance with GAAP, and may not be comparable to other similarly titled measures of other companies. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Reconciliation of this information to the most comparable GAAP measures is included in this release in the tables which follow.

About RadNet, Inc.

RadNet, Inc. is the leading national provider of freestanding, fixed-site diagnostic imaging services in the United States based on the number of locations and annual imaging revenue. RadNet has a network of 259 owned and/or operated outpatient imaging centers. RadNet's core markets include California, Maryland, Delaware, New Jersey, New York and Rhode Island. Together with affiliated radiologists, and inclusive of full-time and per diem employees and technicians, RadNet has a total of approximately 6,300 employees. For more information, visit http://www.radnet.com.

4

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Specifically, statements concerning successfully integrating the Company’s acquired operations, successfully achieving 2015 financial guidance, achieving cost savings, successfully developing and integrating its information technology operations as well as new lines of business, continuing to grow its business by generating patient referrals and contracts with radiology practices and receiving third-party reimbursement for diagnostic imaging services are forward-looking statements within the meaning of the Safe Harbor. Forward-looking statements are based on management's current, preliminary expectations and are subject to risks and uncertainties, which may cause the Company's actual results to differ materially from the statements contained herein. Further information on potential risk factors that could affect RadNet's business and its financial results are detailed in its most recent Annual Report on Form 10-K, as filed with the Securities and Exchange Commission. Undue reliance should not be placed on forward-looking statements, especially guidance on future financial performance, which speak only as of the date they are made. RadNet undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date they were made, or to reflect the occurrence of unanticipated events.

CONTACTS:

RadNet, Inc.

Mark Stolper, 310-445-2800

Executive Vice President and Chief Financial Officer

5

RADNET, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(IN THOUSANDS EXCEPT SHARE AND PER SHARE DATA)

	As of December 31,
	2014	2013
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$307	$8,412
Accounts receivable, net	148,235	133,599
Current portion of deferred tax assets	17,246	13,321
Due from affiliates	1,561	–
Prepaid expenses and other current assets	24,671	21,012
Total current assets	192,020	176,344
PROPERTY AND EQUIPMENT, NET	223,127	218,547
OTHER ASSETS
Goodwill	200,304	196,395
Other intangible assets	47,624	50,042
Deferred financing costs, net of current portion	6,122	8,735
Investment in joint ventures	32,123	28,949
Deferred tax assets, net of current portion	35,334	39,914
Deposits and other	4,026	3,650
Total assets	$740,680	$722,576
LIABILITIES AND EQUITY (DEFICIT)
CURRENT LIABILITIES
Accounts payable, accrued expenses and other	$97,816	$106,316
Due to affiliates	6,289	2,655
Deferred revenue	1,964	1,344
Current portion of notes payable	19,468	3,103
Current portion of deferred rent	2,100	1,896
Current portion of obligations under capital leases	5,637	3,075
Total current liabilities	133,274	118,389
LONG-TERM LIABILITIES
Deferred rent, net of current portion	20,965	18,989
Line of credit	15,300	–
Notes payable, net of current portion	551,059	572,669
Obligations under capital lease, net of current portion	6,143	2,779
Other non-current liabilities	6,241	7,540
Total liabilities	732,982	720,366
EQUITY
RadNet, Inc. stockholders' equity (deficit):
Common stock - $.0001 par value, 200,000,000 shares authorized;
42,825,676, and 40,089,196 shares issued and outstanding at
December 31, 2014 and 2013, respectively	4	4
Paid-in-capital	177,750	173,622
Accumulated other comprehensive loss	(112)	(50)
Accumulated deficit	(172,280)	(173,656)
Total RadNet, Inc.'s stockholders' equity (deficit)	5,362	(80)
Noncontrolling interests	2,336	2,290
Total equity	7,698	2,210
Total liabilities and equity	$740,680	$722,576

6

RADNET, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(IN THOUSANDS EXCEPT SHARE AND PER SHARE DATA)

	Years Ended December 31,
	2014	2013	2012
NET REVENUE
Service fee revenue, net of contractual allowances and discounts	$670,136	$665,307	$617,982
Provision for bad debts	(29,807)	(27,911)	(25,904)
Net service fee revenue	640,329	637,396	592,078
Revenue under capitation arrangements	77,240	65,590	55,075
Total net revenue	717,569	702,986	647,153
OPERATING EXPENSES
Cost of operations, excluding depreciation and amortization	602,652	598,655	542,993
Depreciation and amortization	59,258	58,890	57,740
Loss on sale and disposal of equipment	1,113	1,032	456
Severance costs	1,241	806	736
Total operating expenses	664,264	659,383	601,925
INCOME FROM OPERATIONS	53,305	43,603	45,228
OTHER INCOME AND EXPENSES
Interest expense	42,727	45,791	53,783
Meaningful use incentive	(2,034)	–	–
Equity in earnings of joint ventures	(6,970)	(6,194)	(6,476)
Gain on sale of imaging centers	–	(2,108)	–
Gain on de-consolidation of joint venture	–	–	(2,777)
Loss on early extinguishment of Senior Notes	15,927	–	–
Other expenses (income)	3	228	(3,679)
Total other expenses	49,653	37,717	40,851
INCOME BEFORE INCOME TAXES	3,652	5,886	4,377
(Provision for) benefit from income taxes	(1,967)	(3,510)	55,227
NET INCOME	1,685	2,376	59,604
Net income (loss) attributable to noncontrolling interests	309	256	(230)
NET INCOME ATTRIBUTABLE TO RADNET, INC. COMMON STOCKHOLDERS	$1,376	$2,120	$59,834
BASIC NET INCOME PER SHARE ATTRIBUTABLE TO RADNET, INC. COMMON STOCKHOLDERS	$0.03	$0.05	$1.58
DILUTED NET INCOME PER SHARE ATTRIBUTABLE TO RADNET, INC. COMMON STOCKHOLDERS	$0.03	$0.05	$1.52
WEIGHTED AVERAGE SHARES OUTSTANDING
Basic	41,070,077	39,140,480	37,751,170
Diluted	43,149,196	39,814,535	39,244,686

7

RADNET, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(IN THOUSANDS)

	Years Ended December 31,
	2014	2013	2012
CASH FLOWS FROM OPERATING ACTIVITIES

Net income	$1,685	$2,376	$59,604
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	59,258	58,890	57,740
Provision for bad debts	29,807	27,911	25,904
Equity in earnings of joint ventures	(6,970)	(6,194)	(6,476)
Distributions from joint ventures	7,358	7,204	6,477
Deferred rent amortization	2,180	3,871	3,608
Amortization and write off of deferred financing costs and loan discount	5,732	4,565	3,637
Loss on sale and disposal of equipment	1,113 #	1,032	456
Gain on bargain purchase	–	–	(810)
Loss on early extinguishment of Senior Notes	15,927	–	–
Gain on sale of imaging centers and de-consolidation of joint venture	–	(2,108)	(2,777)
Amortization of cash flow hedge	–	–	918
Stock-based compensation	2,500	2,574	2,736
Changes in operating assets and liabilities, net of assets acquired and liabilities assumed in purchase transactions:
Accounts receivable	(43,973)	(31,531)	(17,350)
Other current assets	(3,953)	(2,243)	3,565
Other assets	(1,842)	260	(578)
Deferred taxes	655	2,907	(56,142)
Deferred revenue	620	71	197
Accounts payable , accrued expenses and other	(9,093)	(3,163)	(5,440)
Net cash provided by operating activities	61,004	66,422	75,269
CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of imaging facilities	(9,428)	(7,223)	(45,493)
Purchase of property and equipment	(41,740)	(48,623)	(44,448)
Proceeds from sale of equipment	1,088	635	1,549
Proceeds from sale of imaging facilities	–	3,920	2,300
Proceeds from sale of joint venture interests	–	2,640	1,800
Equity contributions in existing and purchase of interest in joint ventures	(3,562)	(2,009)	(2,756)
Net cash used in investing activities	(53,642)	(50,660)	(87,048)
CASH FLOWS FROM FINANCING ACTIVITIES
Principal payments on notes and leases payable	(23,913)	(9,764)	(22,223)
Proceeds from borrowings	210,000	35,122	344,485
Payments on Senior Notes	(211,344)	–	(277,875)
Deferred financing costs	(6,650)	(432)	(3,753)
Net proceeds (payments) on revolving credit facility	15,300	(33,000)	(25,000)
Payments on interest rate swaps, net of amounts received	–	–	(5,823)
Dividends paid to noncontrolling interests	(148)	(18)	(71)
Equity attributable to non-controlling interests	–	–	(117)
Purchase on non-controlling interests	(196)	–	–
Proceeds from issuance of common stock upon exercise of options/warrants	1,546	469	–
Net cash (used in) provided by financing activities	(15,405)	(7,623)	9,623
EFFECT OF EXCHANGE RATE CHANGES ON CASH	(62)	(89)	63
NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(8,105)	8,050	(2,093)
CASH AND CASH EQUIVALENTS, beginning of period	8,412	362	2,455
CASH AND CASH EQUIVALENTS, end of period	$307	$8,412	$362

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid during the period for interest	$41,584	$41,841	47,806
Cash paid during the period for income taxes	$1,070	$1,142	918

8

RADNET, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(IN THOUSANDS EXCEPT SHARE AND PER SHARE DATA)

	Three Months Ended December 31,
	2014	2013
NET REVENUE
Service fee revenue, net of contractual allowances and discounts	$171,600	$168,883
Provision for bad debts	(7,862)	(7,101)
Net service fee revenue	163,738	161,782
Revenue under capitation arrangements	21,814	16,556
Total net revenue	185,552	178,338
OPERATING EXPENSES
Cost of operations, excluding depreciation and amortization	156,814	148,625
Depreciation and amortization	14,065	14,840
Loss on sale and disposal of equipment	(468)	675
Severance costs	265	494
Total operating expenses	170,676	164,634
INCOME FROM OPERATIONS	14,876	13,704
OTHER INCOME AND EXPENSES
Interest expense	10,224	11,249
Meaningful use incentive	(272)	–
Equity in earnings of joint ventures	(2,248)	(1,713)
Other expenses (income)	(1)	76
Total other expenses	7,703	9,612
INCOME BEFORE INCOME TAXES	7,173	4,092
Benefit from income taxes	(2,878)	(2,744)
NET INCOME	4,295	1,348
Net income attributable to noncontrolling interests	90	105
NET INCOME ATTRIBUTABLE TO RADNET, INC. COMMON STOCKHOLDERS	$4,205	$1,243
BASIC NET INCOME PER SHARE ATTRIBUTABLE TO RADNET, INC. COMMON STOCKHOLDERS	$0.10	$0.03
DILUTED NET INCOME PER SHARE ATTRIBUTABLE TO RADNET, INC. COMMON STOCKHOLDERS	$0.10	$0.03
WEIGHTED AVERAGE SHARES OUTSTANDING
Basic	41,783,412	39,243,922
Diluted	44,181,838	39,598,285

9

RADNET, INC.

RECONCILIATION OF GAAP NET INCOME ATTRIBUTABLE TO RADNET, INC.
COMMON SHAREHOLDERS TO ADJUSTED EBITDA(1)

(IN THOUSANDS)

	Three Months Ended
	December 31,
	2014	2013

Net Income Attributable to RadNet, Inc. Common Stockholders	$4,205	$1,243
Plus Provision for Income Taxes	2,878	2,744
Plus Other Expenses	(1)	76
Plus Interest Expense	10,224	11,249
Plus Severence Costs	265	494
Plus Loss on Sale of Equipment	(468)	675
Plus Depreciation and Amortization	14,065	14,840
Plus Legal Settlement	401	–
Plus Non Cash Employee Stock Compensation	431	529
Adjusted EBITDA(1)	$32,000	$31,850

	Fiscal Year Ended
	December 31,
	2014	2013

Net Income Attributable to RadNet, Inc. Common Stockholders	$1,376	$2,120
Plus Provision for Income Taxes	1,967	3,510
Plus Other Expenses	3	228
Plus Loss on Early Extinguishment of Senior Notes	15,927	–
Plus Loss (Gain) on Sale of Imaging Centers	–	(2,108)
Plus Interest Expense	42,727	45,791
Plus Severence Costs	1,241	806
Plus Loss on Sale of Equipment	1,113	1,032
Plus Depreciation and Amortization	59,258	58,890
Plus Legal Settlement	401	–
Plus Non Cash Employee Stock Compensation	2,500	2,574
Adjusted EBITDA(1)	$126,513	$112,843

10

Fourth Quarter
2014

Commercial Insurance	55.4%
Medicare	20.8%
Capitation	11.3%
Workers Compensation/Personal Injury	4.1%
Medicaid	3.1%
Other	5.3%
Total	100.0%

**Capitation percentage has been calculated based upon its proportion of Revenue Under Capitation Arrangements in the period to Service Fee Revenue, Net of Contractual Allowances and Discounts plus Revenue Under Capitation Arrangements. After deducting the capitation percentage from 100%, all other payor class percentages are based upon a proportion to global paymnents received from consolidated imaging centers from that periods dates of services and excludes payments from hospital contracts, Breastlink, imaging center management fees, eRAD, Imaging on Call and other miscellaneous revenue.

RADNET PAYMENTS BY MODALITY *

	Fourth Quarter	Full Year	Full Year	Full Year	Full Year
	2014	2014	2013	2012	2011

MRI	35.8%	36.1%	36.3%	35.5%	35.1%
CT	15.5%	15.3%	15.5%	16.0%	16.1%
PET/CT	5.4%	5.7%	5.6%	5.9%	6.0%
X-ray	9.6%	10.2%	10.5%	10.3%	10.1%
Ultrasound	11.0%	11.1%	11.0%	10.9%	10.9%
Mammography	17.3%	16.5%	15.7%	16.0%	15.9%
Nuclear Medicine	1.4%	1.4%	1.5%	1.5%	1.6%
Other	4.0%	3.7%	3.9%	4.0%	4.2%
	100.0%	100.0%	100.0%	100.0%	100.0%

Note

* Based upon global payments received from consolidated Imaging Centers from that year's dates of service.

Excludes payments from hospital contracts, Breastlink, Imaging on Call, eRAD, Center Management Fees and other miscellaneous operating activities.

11

Footnotes

(1) The Company defines Adjusted EBITDA as earnings before interest, taxes, depreciation and amortization, each from continuing operations and excludes losses or gains on the disposal of equipment, other income or loss, loss on debt extinguishments, bargain purchase gains and non-cash equity compensation. Adjusted EBITDA includes equity earnings in unconsolidated operations and subtracts allocations of earnings to non-controlling interests in subsidiaries, and is adjusted for non-cash and extraordinary events which took place during the period.

Adjusted EBITDA is reconciled to its nearest comparable GAAP financial measure. Adjusted EBITDA is a non-GAAP financial measure used as analytical indicator by RadNet management and the healthcare industry to assess business performance, and is a measure of leverage capacity and ability to service debt. Adjusted EBITDA should not be considered a measure of financial performance under GAAP, and the items excluded from Adjusted EBITDA should not be considered in isolation or as alternatives to net income, cash flows generated by operating, investing or financing activities or other financial statement data presented in the consolidated financial statements as an indicator of financial performance or liquidity. As Adjusted EBITDA is not a measurement determined in accordance with GAAP and is therefore susceptible to varying methods of calculation, this metric, as presented, may not be comparable to other similarly titled measures of other companies.

(2) As noted above, the Company defines Free Cash Flow as Adjusted EBITDA less total Capital Expenditures (whether completed with cash or financed) and Cash Interest paid. Free Cash Flow is a non-GAAP financial measure. The Company uses Free Cash Flow because the Company believes it provides useful information for investors and management because it measures our capacity to generate cash from our operating activities. Free Cash Flow does not represent total cash flow since it does not include the cash flows generated by or used in financing activities. In addition, our definition of Free Cash Flow may differ from definitions used by other companies.

Free Cash Flow should not be considered a measure of financial performance under GAAP, and the items excluded from Adjusted EBITDA should not be considered in isolation or as alternatives to net income, cash flows generated by operating, investing or financing activities or other financial statement data presented in the consolidated financial statements as an indicator of financial performance or liquidity. As Adjusted EBITDA is not a measurement determined in accordance with GAAP and is therefore susceptible to varying methods of calculation, this metric, as presented, may not be comparable to other similarly titled measures of other companies.

12